UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 20, 2022

Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market Street, Ste. 400
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 507-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADSK	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [☐]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 20, 2022, the Board of Directors (the “Board”) of Autodesk, Inc. (the “Company”) increased the number of authorized Board members by one to eleven and appointed Rami Rahim to the Board, effective August 22, 2022, to fill the newly created vacancy.

Mr. Rahim is Chief Executive Officer ("CEO") of Juniper Networks, Inc. ("Juniper Networks") and a member of Juniper Networks' Board of Directors. Mr. Rahim joined Juniper Networks in January 1997 and was appointed as CEO in November 2014. Prior to being appointed to CEO, Mr. Rahim served as Executive Vice President and General Manager of the Juniper Development and Innovation organization, overseeing the company's entire product and technology portfolio. Other leadership positions held at Juniper Networks include Executive Vice President and General Manager of Platform Systems Division for routing and switching, Senior Vice President of the Edge and Aggregation Business Unit ("EABU"), and Vice President and General Manager of EABU.

As a non-employee director, Mr. Rahim will be compensated for his services in accordance with the Company’s Director Compensation Policy (the “Director Compensation Policy”) and a Restricted Stock Unit award agreement for directors (the “Director RSU Agreement”), each of which the Board approved on August 20, 2022, attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference. The Director Compensation Policy codifies the Company’s existing compensation practices for non-employee directors disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on May 3, 2022.

There are no arrangements or understandings between Mr. Rahim and any other persons pursuant to which Mr. Rahim was named a director of the Company. Mr. Rahim does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. In addition, Mr. Rahim will execute the Company's standard form of indemnification agreement. Mr. Rahim has not entered into any other material plan, contract, arrangement or amendment in connection with his appointment to the Board.

Mr. Rahim is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 23, 2022, the Company issued a press release regarding the appointment of Mr. Rahim to the Board. The press release is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Director Committee Assignments

On August 20, 2022, The Board also appointed Mr. Rahim to serve as a member of the Compensation Committee, effective August 22, 2022.

In addition, effective as of August 22, 2022, director Blake Irving will join the Corporate Governance and Nominating Committee and no longer serve on the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1        Director Compensation Policy
99.2        Autodesk, Inc. 2022 Equity Incentive Plan Form of Director RSU Agreement
99.3        Press release, dated as of August 23, 2022, entitled "Autodesk Appoints Rami Rahim to Board of Directors."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Ruth Ann Keene
Ruth Ann Keene Executive Vice President, Chief Legal Officer

Date:  August 23, 2022